TriSalus Life Sciences Reports Third Quarter 2026 Results
Generated third quarter revenue of $12.9 million, driven by expanded commercial organization and increasing market penetration
Revised 2026 revenue guidance to $46 million to $48 million
Centers for Medicare & Medicaid Services finalized policies that expand favorable reimbursement for procedures using PEDD for 2027
Hosting Conference Call and Webcast today at 8:30am ET
DENVER – November 10, 2026 - TriSalus Life Sciences, Inc. (Nasdaq: TLSI) (the “Company”), an oncology company integrating novel delivery technology with standard of care therapies, and its investigational immunotherapeutic to transform treatment for patients with solid tumors, today announced financial results for the quarter ended September 30, 2026, and provided an operational update.
“The third quarter marked an important period of growth and expansion for TriSalus – we drove double-digit year-over-year growth and received FDA clearance for TriNav Advance, which enables Pressure-Enabled Drug Delivery to small distal vessels through the microcatheter of the physician’s choice. This clearance allows us to address the full range of vessels encountered in liver embolization procedures going forward,” said Mary Szela, President and Chief Executive Officer of TriSalus.
"Looking ahead, we believe we are well positioned for 2027. We more than doubled our commercial footprint over the first half of the year, and although our team productivity has ramped slightly slower than anticipated, our representatives continue to educate and drive further TriNav utilization as they build and strengthen relationships with interventional radiologists. Combined with the launch of TriNav Advance, expanded access to office-based labs through the new G-code, and continued cost discipline, we believe we have laid the foundation for continued growth in 2027 and beyond.”
Recent Business Highlights
•Received FDA clearance for TriNav Advance, which enables PEDD to small distal vessels through the microcatheter of the physician’s choice.
•In the calendar year 2027 Hospital Outpatient Prospective Payment System ("OPPS") final rule, the Centers for Medicare & Medicaid Services ("CMS") finalized the reassignment of HCPCS code C8004 from APC 5193 to APC 5194, aligning it with C9797, which is already assigned to APC 5194. Based on the final rule, the national Medicare payment rate for procedures billed under C8004 will increase from approximately $11,794 to approximately $20,910, effective January 1, 2027.
•Additionally, CMS published its calendar year 2027 Physician Fee Schedule final rule, establishing national payment for HCPCS code G0577, vascular embolization using a pressure-generating catheter in the office-based lab setting. Effective January 1, 2027, the total national office payment is approximately $13,800 per procedure, extending reimbursement for PEDD.
•Achieved the enrollment cutoff required for the interim analysis of the PROTECT registry in thyroid artery embolization; the Company remains on track to deliver the first multi-center U.S. data on thyroid artery embolization in the first quarter of 2027.
Financial Results for Q3 2026
•Revenue from the sale of the TriNav system was $12.9 million for the three months ended September 30, 2026, an increase of 11.3% compared to the same period in 2025. The increase in revenue was primarily due to an increase in TriNav units sold.
•Gross margins were 86.2% for the three months ended September 30, 2026, compared to 83.5% for the same period in 2025. The year-over-year increase in gross margin was primarily due to a reduction in cost per TriNav unit.
•Operating losses were $7.7 million for the three months ended September 30, 2026, compared to losses of $9.0 million for the same period in 2025. The decrease in operating losses was primarily driven by improved gross margins, lower research and development expenses and lower general and administrative expenses, partially offset by higher sales and marketing expenses related to our investment in marketing and our sales organization expansion.

•Net loss attributable to common stockholders was $8.9 million for the three months ended September 30, 2026, compared to a net loss of $41.3 million for the same period in 2025. This change is primarily driven by the conversion of our preferred stock to common stock during the third quarter of 2025, resulting in approximately $30.5 million of net loss attributable to common stockholders. The current period includes $0.1 million of non-cash net gains related to changes in the fair value of various derivatives for the three months ended September 30, 2026, compared to net losses of $0.4 million for the same period in 2025. The basic and diluted loss per share for the three months ended September 30, 2026 was $0.15, compared to $0.96 for the same period in 2025.
•The non-GAAP measure of adjusted EBITDA is shown in the table below as the Company believes it is an important measure of performance. Adjusted EBITDA losses were $4.7 million for the three months ended September 30, 2026, compared to losses of $5.4 million for the same period in 2025. The decrease in adjusted EBITDA losses were primarily driven by improved gross margins, lower research and development and lower general and administrative expenses, partially offset by increased sales and marketing expenses.
•On September 30, 2026, cash and cash equivalents totaled $41.1 million. The Company raised $46.0 million in gross proceeds in the first quarter from an equity offering.
2026 Financial Guidance
The Company is updating its full-year 2026 revenue guidance to $46 million to $48 million, representing growth of approximately 2% to 6% compared to full year 2025.
Conference Call & Webcast
The Company will host a conference call and webcast today at 8:30 AM eastern time to discuss its financial results for the quarter ended September 30, 2026. Those interested in listening should register online by visiting investor relations section of TriSalus’ website. Participants are encouraged to register more than 15 minutes before the start of the call. A replay will also be available on the website following the event.
About TriSalus Life Sciences
TriSalus Life Sciences® is an oncology focused medical technology company seeking to transform outcomes for patients with solid tumors by integrating its innovative delivery technology with standard-of-care therapies, and with its investigational immunotherapeutic, nelitolimod, a class C Toll-like receptor 9 agonist, for a range of different therapeutic and technology applications. The Company’s platform includes devices that utilize a proprietary drug delivery technology and a clinical stage investigational immunotherapy. The Company’s four FDA-cleared devices and two devices commercialized under Letters to File use its proprietary Pressure-Enabled Drug Delivery™ (PEDD) approach to deliver a range of therapeutics: the five TriNav® Infusion Systems and the Pancreatic Retrograde Venous Infusion System. The PEDD technology is a novel delivery approach designed to address the anatomic limitations of arterial infusion for the pancreas. The PEDD approach modulates pressure and flow in a manner that delivers more therapeutic to the tumor and is designed to reduce undesired delivery to normal tissue, bringing the potential to improve patient outcomes. Nelitolimod, the Company’s investigational immunotherapeutic candidate, is designed to improve patient outcomes by treating the immunosuppressive environment created by many tumors and which can make current immunotherapies ineffective in the liver and pancreas. Patient data generated during Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials support the hypothesis that nelitolimod delivered via the PEDD technology may have favorable immune effects within the liver and systemically. The target for nelitolimod, TLR9, is expressed across cancer types and the mechanical barriers addressed by the PEDD technology are commonly present as well. The Company is in the final stages of data completion for a number of phase 1 clinical trials and plans to begin exploring partnership opportunities for development.

Forward Looking Statements
Statements made in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding the benefits and potential benefits of the Company’s PEDD drug delivery technology, TriNav® system and nelitolimod investigational immunotherapy, and the Company’s ability to execute on its strategy. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include risks associated with clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, the risks associated with regulatory approval of the Company's product candidates, the risks associated with the credit facility, including the Company’s ability to remain in compliance with all its obligations thereunder to avoid an event of default, the risk that the Company will continue to raise capital through the issuance and sale of its equity securities to fund its operations, the risk that the Company will not be able to achieve the applicable revenue requirements to access additional financing under the credit facility, the risk that the Company will not become profitable on its expected timeline, if at all, the risk that the reported financial results will differ from the estimates provided in this press release, changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, unexpected expensed costs, and other risks described in the Company’s filings with the Securities and Exchange Commission under the heading “Risk Factors.” All forward‐looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

TriSalus Life Sciences, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue	$12,878	$11,566	$33,184	$31,946
Cost of goods sold	1,783	1,906	4,521	5,203
Gross profit	11,095	9,660	28,663	26,743
Operating expenses
Research and development (1)	3,190	5,704	9,543	12,395
Sales and marketing	10,731	6,839	29,560	20,736
General and administrative (1)	4,883	6,131	15,493	17,287
Loss from operations	(7,709)	(9,014)	(25,933)	(23,675)
Other income (expense)
Interest income	382	170	1,003	378
Interest expense	(1,560)	(1,460)	(4,486)	(4,092)
Change in fair value of SEPA, warrant and revenue base redemption liabilities	(650)	(2,932)	5,819	(4,097)
Change in fair value of contingent earnout liability	740	2,524	7,146	2,404
Other expense, net	(53)	(94)	(39)	(385)
Loss before income taxes	(8,850)	(10,806)	(16,490)	(29,467)
Income tax expense	(4)	(5)	(12)	(7)
Net loss	$(8,854)	$(10,811)	$(16,502)	$(29,474)
Series A Preferred Stock conversion inducement	—	(18,516)	—	(18,516)
Deemed dividend related to Series A Preferred Stock conversion	—	(11,947)	—	(11,947)
Net loss attributable to common stockholders	$(8,854)	$(41,274)	$(16,502)	$(59,937)

Basic loss per share	$(0.15)	$(0.96)	$(0.29)	$(1.72)
Diluted loss per share	$(0.15)	$(0.96)	$(0.29)	$(1.72)
Weighted-average common shares outstanding, basic	58,473,499	43,057,632	56,128,696	34,858,162
Weighted-average common shares outstanding, diluted	58,473,499	43,057,632	56,128,696	34,858,162
(1)Amounts presented in the three months ended September 30, 2025 have been revised to align expense classification for the 2025 fiscal year period.

TriSalus Life Sciences, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except share and per share data)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$41,057	$20,439
Accounts receivable (net of allowance of $38 and $24, respectively)	6,126	6,558
Inventory, net	4,638	3,077
Prepaid expenses	3,076	2,170
Total current assets	54,897	32,244
Property and equipment, net	1,830	1,808
Right-of-use assets	766	861
Other assets	69	418
Total assets	$57,562	$35,331
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Trade payables	$4,231	$3,002
Accrued liabilities	8,393	8,096
Short-term lease liabilities	277	167
Other current liabilities	113	234
Total current liabilities	13,014	11,499
Long-term debt	32,367	33,046
Revenue base redemption liability	903	383
Long-term lease liabilities	1,047	1,228
Contingent earnout liability	2,998	10,144
Warrant liabilities	6,553	12,892
Total liabilities	56,882	69,192
Commitments and contingencies
Stockholders’ equity (deficit)
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.0001 par value, 400,000,000 shares authorized at September 30, 2026 and December 31, 2025, respectively; 61,659,370 shares and 49,997,836 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	5	4
Additional paid-in capital	347,760	296,718
Accumulated deficit	(347,085)	(330,583)
Total stockholders’ equity (deficit)	680	(33,861)
Total liabilities and stockholders’ equity (deficit)	$57,562	$35,331

TriSalus Life Sciences, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended
	September 30, 2026	September 30, 2025
Cash flows from operating activities
Net loss	$(16,502)	$(29,474)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	400	500
Non-cash lease expense	95	407
Change in fair value of SEPA, warrant and revenue base redemption liabilities	(5,819)	4,097
Change in fair value of contingent earnout liability	(7,146)	(2,404)
Paid-in-kind interest	—	800
Stock-based compensation expense	7,922	6,934
Allowance for credit losses	14	130
Loss on disposal of property and equipment	1	117
Amortization of debt issuance costs	1,026	767
Changes in operating assets and liabilities
Accounts receivable	418	(43)
Inventory, net	(1,561)	772
Prepaid expenses and other assets	(907)	648
Operating lease liabilities	(94)	(107)
Trade payables and accrued liabilities	269	1,328
Net cash used in operating activities	(21,884)	(15,528)
Cash flows from investing activities
Purchases of property and equipment	(313)	(877)
Proceeds from disposal of property and equipment	—	80
Net cash used in investing activities	(313)	(797)
Cash flows from financing activities
Proceeds from the issuance of common stock, net of issuance costs	42,625	20,451
Proceeds from the exercise of stock options for common stock	264	423
Proceeds from the issuance of common stock through employee stock purchase plan	270	211
Taxes paid related to net share settlement of restricted stock units	(65)	—
Debt issuance costs	(613)	(520)
Proceeds from the issuance of debt	—	10,000
Payments on finance lease liabilities	(43)	(78)
Short-swing profit settlement	27	—
Net cash provided by financing activities	42,465	30,487
Increase in cash, cash equivalents and restricted cash	20,268	14,162
Cash, cash equivalents and restricted cash, beginning of period	20,789	8,875
Cash, cash equivalents and restricted cash, end of period	$41,057	$23,037
Supplemental disclosures of cash flow information
Cash paid for interest	3,460	2,528
Cash paid for income taxes	—	16
Supplemental disclosure of non-cash items
Right-of-use assets obtained in exchange for new finance lease liabilities	69	—
Non-cash capital expenditures included in trade payables	41	63
Debt issuance costs in accrued liabilities	1,092	—
Fixed assets purchased through exchange of finance lease right-of-use asset	—	85
Derecognition of finance lease right-of-use asset	—	(85)
Fair value of warrants issued with OrbiMed debt	—	366

Non-GAAP Financial Measure
To supplement the financial results presented in accordance with GAAP, TriSalus has also included in this press release non-GAAP adjusted EBITDA, which excludes from net loss, income tax expense, interest expense, interest income, change in fair value of SEPA, warrant and revenue-base redemption liabilities, change in fair value of contingent earnout liability, stock-based compensation expense, other expense, net and depreciation. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than similar non-GAAP financial information disclosed by other companies. TriSalus encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information and the reconciliation between these presentations set forth below, to more fully understand TriSalus’ business.
TriSalus believes that the presentation of these non-GAAP financial measures provides useful supplemental information to, and facilitates additional analysis by, investors. In particular, TriSalus believes that these non-GAAP financial measures, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare TriSalus’ results from period to period, and to identify operating trends in TriSalus’ business.

Supplemental Schedule of Non-GAAP Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net loss	$(8,854)	$(10,811)	$(16,502)	$(29,474)
Interest expense	1,560	1,460	4,486	4,092
Interest income	(382)	(170)	(1,003)	(378)
Income tax expense	4	5	12	7
Depreciation	129	163	400	500
EBITDA	$(7,543)	$(9,353)	$(12,607)	$(25,253)

Change in fair value of SEPA, warrant and revenue base redemption liabilities	650	2,932	(5,819)	4,097
Change in fair value of contingent earnout liability	(740)	(2,524)	(7,146)	(2,404)
Other expense, net	53	94	39	385
Stock-based compensation expense	2,834	3,422	7,922	6,934
Adjusted EBITDA	$(4,746)	$(5,429)	$(17,611)	$(16,241)

Contact
For Investor & Media Inquiries:
David Patience
Chief Financial Officer
investor.relations@trisaluslifesci.com